Exhibit 23.1 – Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form  S-8 of Capital City Bank Group, Inc. of our report dated June 22, 2012 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2011.

Crowe Horwath LLP

South Bend, Indiana
June 22, 2012